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                                                                      EXHIBIT 12
Statement re Computation of Ratio of Earnings to Fixed Charges
Quaker State Corporation and Subsidiaries
For the Six Months Ended June 30, 1997
(in thousands)



Interest expense                                      $13,075
Interest factor of rental expense (1)                   4,567
                                                      -------

Total fixed charges                                   $17,642
                                                      =======

Income from continuing operations
  before income taxes                                 $26,509
Fixed charges                                          17,642
                                                      -------

Total earnings                                        $44,151
                                                      =======

Ratio of earnings to fixed charges                        2.5
                                                      =======

(1) Interest factor of rental expense computed based on: (a) average interest factor from a sample of leases for operations representing in excess of 50% of rentals from continuing operations, and (b) one-third factor of rentals for other operations.